UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  April 17, 2012

IDEAL FINANCIAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53922	33-0999642
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

5940 S. Rainbow Blvd.
Suite 3010
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(801) 302-2251

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant's Certifying Accountant

On April 17, 2012, we engaged De Joya Griffith & Company, LLC (the “New Auditor”) as our independent registered accounting firm for the year ended December 31, 2011. The Board of Directors made and approved such engagement at a Special Board of Directors Meeting held on April 17, 2012.

The Company has not consulted with the New Auditor during our two most recent fiscal years or during any subsequent interim period prior to its appointment as New Auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

The Company has requested that the New Auditor furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of the letter from the New Auditor is attached hereto as Exhibit 4.01(3) to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideal Financial Solutions, Inc.

Dated: April 18, 2012	By /s/ Steven L. Sunyich
Steven L. Sunyich, Chief Executive Officer